EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces Second Quarter 2018 Results
Second Quarter Net Income Available for Common Shareholders of $0.59 Per Share
Second Quarter Normalized FFO Available for Common Shareholders of $1.07 Per Share

Newton, MA (August 9, 2018). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter and six months ended June 30, 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$97,289	$60,699	$177,495	$86,542
Net income available for common shareholders per share	$0.59	$0.37	$1.08	$0.53
Adjusted EBITDA (1)	$226,898	$220,297	$429,854	$414,873
Normalized FFO available for common shareholders (1)	$176,193	$173,604	$331,061	$322,411
Normalized FFO available for common shareholders per share (1)	$1.07	$1.06	$2.02	$1.96

Portfolio Performance
Comparable hotel RevPAR	$105.91	$103.85	$98.12	$96.31
Change in comparable hotel RevPAR	2.0%	—	1.9%	—
RevPAR (all hotels)	$103.57	$103.72	$96.85	$96.57
Change in RevPAR (all hotels)	(0.1%)	—	0.3%	—
Coverage of HPT’s minimum returns and rents for hotels	1.22x	1.26x	1.02x	1.07x
Coverage of HPT's minimum rents for travel centers	1.69x	1.60x	1.62x	1.40x

(1)
Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders, and Normalized FFO available for common shareholders, for the three and six months ended June 30, 2018 and 2017 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Executive Officer of HPT, made the following statement:

“HPT’s second quarter 2018 comparable hotel RevPAR grew 2.0% compared to the prior year period despite competition from new room supply growth and disruption from hotel renovations. Eleven comparable hotels were under renovation for all or part of the second quarter. Coverage of hotel minimum rents and returns for the second quarter 2018 was 1.22 times.

Our TA properties generated improved performance for the second quarter of 2018. Total gross margin was up $9.7 million, or 3.1%, versus the same period last year and our travel centers’ rent coverage improved to 1.69 times.”
Results for the Three and Six Months Ended June 30, 2018 and Recent Activities:

•
Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended June 30, 2018 was $97.3 million, or $0.59 per diluted share, compared to net income available for common shareholders of $60.7 million, or $0.37 per diluted share, for the quarter ended June 30, 2017. Net income available for common shareholders for the quarter ended June 30, 2018 includes $20.9 million, or $0.13 per diluted share, of net unrealized gains and losses on equity securities. Net income available for common shareholders for the quarter ended June 30, 2017 includes $17.8 million, or $0.11 per diluted share, of estimated business management incentive fee expense. The weighted average number of diluted common shares outstanding was 164.2 million for each of the quarters ended June 30, 2018 and 2017.

Net income available for common shareholders for the six months ended June 30, 2018 was $177.5 million, or $1.08 per diluted share, compared to net income available for common shareholders of $86.5 million, or $0.53 per diluted share, for the six months ended June 30, 2017. Net income available for common shareholders for the six months ended June 30, 2018 includes $45.9 million, or $0.28 per diluted share, of net unrealized gains and losses on equity securities. Net income available for common shareholders for the six months ended June 30, 2017 includes $37.4 million, or $0.23 per diluted share, of estimated business management incentive fee expense and was reduced by $9.9 million, or $0.06 per diluted share, for the amount by which the liquidation preference for HPT's 7.125% Series D cumulative redeemable preferred shares that were redeemed during the period exceeded the carrying value of those preferred shares as of the date of the redemption. The weighted average number of diluted common shares outstanding was 164.2 million for each of the six months ended June 30, 2018 and 2017.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended June 30, 2018 compared to the same period in 2017 increased 3.0% to $226.9 million.

Adjusted EBITDA for the six months ended June 30, 2018 compared to the same period in 2017 increased 3.6% to $429.9 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended June 30, 2018 were $176.2 million, or $1.07 per diluted share, compared to Normalized FFO available for common shareholders of $173.6 million, or $1.06 per diluted share, for the quarter ended June 30, 2017.

Normalized FFO available for common shareholders for the six months ended June 30, 2018 were $331.1 million, or $2.02 per diluted share, compared to Normalized FFO available for common shareholders of $322.4 million, or $1.96 per diluted share, for the six months ended June 30, 2017.

•
Hotel RevPAR (comparable hotels): For the quarter ended June 30, 2018 compared to the same period in 2017 for HPT’s 305 hotels that were owned continuously since April 1, 2017: average daily rate, or ADR, increased 2.5% to $132.89; occupancy decreased 0.4 percentage points to 79.7%; and revenue per available room, or RevPAR, increased 2.0% to $105.91.

For the six months ended June 30, 2018 compared to the same period in 2017 for HPT’s 303 hotels that were owned continuously since January 1, 2017: ADR increased 2.1% to $129.79; occupancy decreased 0.2 percentage points to 75.6%; and RevPAR increased 1.9% to $98.12.

•
Hotel RevPAR (all hotels): For the quarter ended June 30, 2018 compared to the same period in 2017 for HPT’s 325 hotels that were owned as of June 30, 2018: ADR increased 2.4% to $132.78; occupancy decreased 2.0 percentage points to 78.0%; and RevPAR decreased 0.1% to $103.57.

For the six months ended June 30, 2018 compared to the same period in 2017 for HPT’s 325 hotels that were owned as of June 30, 2018: ADR increased 2.2% to $130.52; occupancy decreased 1.4 percentage points to 74.2%; and RevPAR increased 0.3% to $96.85.

•
Coverage of Minimum Returns and Rents: For the quarter ended June 30, 2018, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns or rents due to HPT to (y) HPT’s minimum returns or rents due from hotels decreased to 1.22x from 1.26x for the quarter ended June 30, 2017.

For the six months ended June 30, 2018, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns or rents due to HPT to (y) HPT’s minimum returns or rents due from hotels decreased to 1.02x from 1.07x for the six months ended June 30, 2017.

For the quarter ended June 30, 2018, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers increased to 1.69x from 1.60x for the quarter ended June 30, 2017.

For the six months ended June 30, 2018, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers increased to 1.62x from 1.40x for the six months ended June 30, 2017.

As of June 30, 2018, approximately 74% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Recent Property Acquisition Activities: In June 2018, HPT acquired the 360 room Radisson Blu® hotel located in Minneapolis, MN for a purchase price of $75.0 million, excluding acquisition related costs. HPT added this hotel to its management agreement with Radisson Hospitality, Inc., or Radisson.

Also in June 2018, HPT acquired the 117 suite Staybridge Suites® hotel located at Louisiana State University in Baton Rouge, LA for a purchase price of $15.8 million, excluding acquisition related costs. HPT added this hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

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Financing Activities: In May 2018, HPT amended and restated the agreement governing its $1.0 billion unsecured revolving credit facility and $400.0 million unsecured term loan. As a result of the amendment, the interest rate payable on borrowings under HPT's revolving credit facility was reduced from a rate of LIBOR plus a premium of 110 basis points per annum to a rate of LIBOR plus a premium of 100 basis points per annum and the facility fee remained unchanged at 20 basis points per annum on the total amount of lending commitments under this facility. Both the interest rate premium and facility fee are subject to change based upon changes to our credit ratings. Also as a result of the amendment, the interest rate payable on borrowings under HPT's term loan was reduced from a rate of LIBOR plus a premium of 120 basis points per annum to a rate of LIBOR plus a premium of 110 basis points per annum, subject to adjustment based on changes to our credit ratings. In addition, as a result of the amendment, the stated maturity date of HPT's revolving credit facility was extended from July 15, 2018 to July 15, 2022 and the stated maturity date of HPT's term loan was extended from April 15, 2019 to July 15, 2023. Subject to the payment of an extension fee and meeting certain other conditions, HPT also has an option to further extend the stated maturity date of its revolving credit facility by two additional six month periods.

Tenants and Managers: As of June 30, 2018, HPT had eight operating agreements with six hotel operating companies for 325 hotels with 50,379 rooms, which represented 67% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 199 travel centers, which represented 33% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of June 30, 2018, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $69.3 million as of June 30, 2018 (approximately $17.3 million per quarter). During the three months ended June 30, 2018, HPT realized returns under its Marriott No. 1 agreement of $21.1 million, of which $2.5 million represents HPT's share of hotel cash flows in excess of the minimum returns due to HPT for the period. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses and funding of a FF&E reserve. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.9 million as of June 30, 2018 (approximately $26.7 million per quarter). During the three months ended June 30, 2018, HPT realized returns under its Marriott No. 234 agreement of $26.7 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended June 30, 2018, the available security deposit was replenished by $5.8 million from a share of hotel cash flows in excess of the minimum returns due to HPT during the period. At June 30, 2018, the available security deposit from Marriott for the Marriott No. 234 agreement was $31.0 million and there was $30.7 million available under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls if and after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended June 30, 2018 of $2.6 million was paid to HPT.

•
InterContinental Agreement: As of June 30, 2018, 100 of HPT’s hotels were operated by subsidiaries of InterContinental under one agreement requiring annual minimum returns and rents to HPT of $190.5 million as of June 30, 2018 (approximately $47.6 million per quarter). During the three months ended June 30, 2018, HPT realized returns and rents under its InterContinental agreement of $49.1 million, of which $1.7 million represents HPT's share of hotel cash flows in excess of the minimum returns due to HPT for the period. HPT's InterContinental agreement is partially secured by a security deposit. During the three months ended June 30, 2018, the available security deposit was replenished by $5.9 million from a share of hotel cash flows in excess of the minimum returns due to HPT for the period. At June 30, 2018, the available InterContinental security deposit which HPT held to pay future payment shortfalls was at the contractually capped amount of $100.0 million.

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Sonesta Agreement: As of June 30, 2018, 50 of HPT’s hotels were operated under a management agreement with Sonesta International Hotels Corporation, or Sonesta, requiring annual minimum returns of $121.5 million as of June 30, 2018 (approximately $30.4 million per quarter). During the three months ended June 30, 2018, HPT realized returns under its Sonesta agreement of $27.9 million. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses including management and related fees.

•
Morgans Agreement: On May 8, 2018, pursuant to a settlement agreement with Morgans Hotel Group Co., or Morgans, HPT's lease with Morgans for one hotel was terminated and Morgans surrendered possession of that hotel to HPT. The contractual rent due to HPT under the Morgans lease through May 8, 2018 was paid to HPT. HPT rebranded this hotel to the Royal Sonesta® brand and added it to its management agreement with Sonesta.

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Wyndham Agreement: As of June 30, 2018, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Wyndham Hotels & Resorts, Inc. (NYSE: WH), or Wyndham, requiring annual minimum returns of $27.6 million as of June 30, 2018 (approximately $6.9 million per quarter). HPT also leases 48 vacation units in one of the hotels to a subsidiary of Wyndham Destinations, Inc. (NYSE: WYND), or Destinations, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter). The guarantee provided by Destinations with respect to the lease is unlimited. The guarantee provided by Wyndham with respect to the management agreement was limited to $35.7 million and was depleted during 2017. HPT's agreement with the Wyndham subsidiary provides that if the hotels' cash flows available after payment of hotel operating expenses are less than the minimum returns due to HPT and if the guaranty is depleted, to avoid default Wyndham is required to pay HPT the greater of the available hotel cash flows after payment of hotel operating expenses and 85% of the contractual minimum amount due. During the three months ended June 30, 2018, HPT realized returns under its Wyndham agreement of $5.9 million, which represents 85% of the minimum returns due for the period. The contractual rent due to HPT under the lease for Destinations' 48 vacation units during the three months ended June 30, 2018 was paid to HPT.

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Hyatt Agreement: As of June 30, 2018, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt, requiring annual minimum returns of $22.0 million as of June 30, 2018 (approximately $5.5 million per quarter). During the three months ended June 30, 2018, HPT realized returns under its Hyatt agreement of $5.5 million. HPT’s Hyatt agreement is partially secured by a limited guaranty from Hyatt. During the three months ended June 30, 2018, the available guaranty was replenished by $2.4 million from a share of hotel cash flows in excess of the minimum returns due to HPT during the period. At June 30, 2018, there was $23.8 million available under Hyatt's guaranty.

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Radisson Agreement: As of June 30, 2018, nine of HPT’s hotels were operated under a management agreement with a subsidiary of Radisson requiring annual minimum returns of $18.9 million as of June 30, 2018 (approximately $4.7 million per quarter). During the three months ended June 30, 2018, HPT realized returns under its Radisson agreement of $3.5 million. The $3.5 million of returns realized by HPT during the three months ended June 30, 2018 equals the total amount due from Radisson during the period. The required annual minimum returns increased by $6.0 million as of June 30, 2018 as a result of HPT's acquisition of the Radisson Blu Hotel in Minneapolis, MN in June 2018. HPT’s Radisson agreement is partially secured by a limited guaranty from Radisson. During the three months ended June 30, 2018, the available guaranty was replenished by $1.7 million from a share of hotel cash flows in excess of the minimum returns due to HPT during the period. In connection with HPT's acquisition of the Radisson Blu hotel described above, the available balance of the guaranty under HPT's Radisson agreement was increased by $6.0 million and the guaranty cap was increased to $46.0 million. At June 30, 2018, there was $42.0 million available under Radisson's guaranty.

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Travel Center Agreements: As of June 30, 2018, HPT’s 199 travel centers located along the U.S. Interstate Highway system were leased to TravelCenters of America LLC (Nasdaq: TA), or TA, under five lease agreements, which require aggregate annual minimum rents of $286.9 million (approximately $71.7 million per quarter). As of June 30, 2018, all payments due to HPT from TA under these leases were current.

Conference Call:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, John Murray, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss HPT's second quarter 2018 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Thursday, August 16, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10121847.

A live audio webcast of the conference call will also be available in a listen-only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s second quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Second Quarter 2018 Supplemental Operating and Financial Data is available for download at HPT’s website, which is located at www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

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MR. MURRAY STATES IN THIS PRESS RELEASE THAT HPT'S COMPARABLE HOTEL REVPAR GREW DURING THE SECOND QUARTER OF 2018 COMPARED WITH THE PRIOR YEAR PERIOD, THAT TA'S PROPERTY RESULTS WERE IMPROVED DURING THE SECOND QUARTER AND THAT COVERAGE OF HPT'S MINIMUM RENTS WAS 1.69X. THESE STATEMENTS MAY IMPLY HOTEL REVPAR MAY CONTINUE TO GROW, TA'S PROPERTY RESULTS WILL CONTINUE TO IMPROVE OR COVERAGE OF MINIMUM RETURNS AND RENTS WILL REMAIN ABOVE 1.0X FOR HPT'S TRAVEL CENTERS. IN FACT, HOTEL REVPAR MAY NOT CONTINUE TO GROW AND MAY DECLINE. IN ADDITION, TA'S IMPROVED PROPERTY RESULTS MAY NOT CONTINUE AND ITS OPERATING RESULTS MAY DECLINE. IN ADDITION, COVERAGE OF HPT'S MINIMUM RETURNS AND RENTS MAY DECLINE IN FUTURE PERIODS.

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AS OF JUNE 30, 2018, APPROXIMATELY 74% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITIES AND WILLINGNESS TO PAY. HPT CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF HPT’S PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT WHICH THEY GUARANTY OR SECURE, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITIES OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HPT HOLDS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF JUNE 30, 2018 WAS NOT SECURED BY GUARANTEES OR SECURITY DEPOSITS.

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WYNDHAM'S $35.7 MILLION LIMITED GUARANTY WAS DEPLETED DURING THE YEAR ENDED DECEMBER 31, 2017. HPT DOES NOT HOLD A SECURITY DEPOSIT WITH RESPECT TO AMOUNTS DUE UNDER THE WYNDHAM AGREEMENT. WYNDHAM HAS PAID 85% OF THE MINIMUM RETURNS DUE TO HPT FOR EACH OF THE THREE AND SIX MONTHS ENDED JUNE 30, 2018. HPT CAN PROVIDE NO ASSURANCE AS TO WHETHER WYNDHAM WILL CONTINUE TO PAY AT LEAST THE GREATER OF AVAILABLE HOTEL CASH FLOWS AFTER PAYMENT OF HOTEL OPERATING EXPENSES AND 85% OF THE MINIMUM RETURNS DUE TO HPT OR IF WYNDHAM WILL DEFAULT ON ITS PAYMENTS.

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HPT HAS NO GUARANTEES OR SECURITY DEPOSITS FOR THE MINIMUM RETURNS DUE TO HPT FROM HPT'S MARRIOTT NO. 1 OR HPT'S SONESTA HOTEL AGREEMENTS. ACCORDINGLY, HPT MAY RECEIVE AMOUNTS THAT ARE LESS THAN THE CONTRACTUAL MINIMUM RETURNS STATED IN THESE AGREEMENTS.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
(end)

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Hotel operating revenues (1)	$529,599	$489,209	$974,875	$897,445
Rental income (2)	81,018	80,239	163,011	159,378
FF&E reserve income (3)	1,334	1,155	2,698	2,382
Total revenues	611,951	570,603	1,140,584	1,059,205

Expenses:
Hotel operating expenses (1)	374,081	339,549	689,063	622,272
Depreciation and amortization	99,684	95,155	199,301	188,606
General and administrative (4)	13,121	30,347	24,855	62,693
Total expenses	486,886	465,051	913,219	873,571

Operating income	125,065	105,552	227,365	185,634

Dividend income	626	626	1,252	1,252
Unrealized gains and losses on equity securities, net (5)	20,940	—	45,895	—
Interest income	323	122	615	379
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,559, $2,194, $5,037 and $4,346, respectively)	(48,741)	(45,189)	(96,281)	(88,755)
Loss on early extinguishment of debt (6)	(160)	—	(160)	—
Income before income taxes and equity in earnings of an investee	98,053	61,111	178,686	98,510
Income tax expense	(771)	(786)	(1,242)	(1,142)
Equity in earnings of an investee	7	374	51	502
Net income	97,289	60,699	177,495	97,870
Preferred distributions	—	—	—	(1,435)
Excess of liquidation preference over carrying value of preferred shares redeemed (7)	—	—	—	(9,893)
Net income available for common shareholders	$97,289	$60,699	$177,495	$86,542

Weighted average common shares outstanding (basic)	164,205	164,123	164,202	164,121
Weighted average common shares outstanding (diluted)	164,243	164,165	164,226	164,157

Net income available for common shareholders per common share (basic and diluted)	$0.59	$0.37	$1.08	$0.53

See Notes on pages 10 and 11

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (8)
Net income available for common shareholders	$97,289	$60,699	$177,495	$86,542
Add: Depreciation and amortization	99,684	95,155	199,301	188,606
FFO available for common shareholders	196,973	155,854	376,796	275,148
Add (Less): Estimated business management incentive fees (4)	—	17,750	—	37,370
Loss on early extinguishment of debt (6)	160	—	160	—
Excess of liquidation preference over carrying value of preferred shares redeemed (7)	—	—	—	9,893
Unrealized gains and losses on equity securities, net (5)	(20,940)	—	(45,895)	—
Normalized FFO available for common shareholders	$176,193	$173,604	$331,061	$322,411

Weighted average common shares outstanding (basic)	164,205	164,123	164,202	164,121
Weighted average common shares outstanding (diluted)	164,243	164,165	164,226	164,157

Basic and diluted per common share amounts:
FFO available for common shareholders	$1.20	$0.95	$2.29	$1.68
Normalized FFO available for common shareholders	$1.07	$1.06	$2.02	$1.96
Distributions declared per share	$0.53	$0.52	$1.05	$1.03

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of EBITDA and Adjusted EBITDA: (9)
Net income	$97,289	$60,699	$177,495	$97,870
Add: Interest expense	48,741	45,189	96,281	88,755
Income tax expense	771	786	1,242	1,142
Depreciation and amortization	99,684	95,155	199,301	188,606
EBITDA	246,485	201,829	474,319	376,373
Add (Less): General and administrative expense paid in common shares (10)	1,193	718	1,270	1,130
Estimated business management incentive fees (4)	—	17,750	—	37,370
Loss on early extinguishment of debt (6)	160	—	160	—
Unrealized gains and losses on equity securities, net (5)	(20,940)	—	(45,895)	—
Adjusted EBITDA	$226,898	$220,297	$429,854	$414,873

See Notes on pages 10 and 11

(1)
At June 30, 2018, HPT owned 325 hotels; 323 of these hotels were managed by hotel operating companies and two hotels were leased to hotel operating companies. At June 30, 2018, HPT also owned 199 travel centers; all 199 of these travel centers were leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $1,434 less than the minimum returns due to HPT for the three months ended June 30, 2018 and $22,113 and $14,299 less than the minimum returns due to HPT for the six months ended June 30, 2018 and 2017, respectively. The net operating results of HPT's managed hotel portfolios exceeded, in the aggregate, the minimum returns due to HPT for the three months ended June 30, 2017. When managers of these hotels are required to fund the shortfalls under the terms of HPT’s management agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. There was no reduction to hotel operating expenses for the three months ended June 30, 2018 or 2017 and there were reductions of $3,278 and $3,716 for the six months ended June 30, 2018 and 2017, respectively. When HPT reduces the amounts of the security deposit it holds for any of its operating agreements for payment deficiencies, it does not result in additional cash flows to HPT of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided HPT with these deposits upon expiration of the respective operating agreement. The security deposits are non-interest bearing and are not held in escrow. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its management agreements of $2,284 and $18,835 for the three and six months ended June 30, 2018, respectively, which represent the unguaranteed portions of HPT's minimum returns from Sonesta and Wyndham. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its management agreements of $10,583 for the six months ended June 30, 2017, which represents the unguaranteed portion of HPT's minimum returns from Sonesta. There were no shortfalls for the three months ended June 30, 2017. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $32,512 and $36,559 more than the minimum returns due to HPT for the three months ended June 30, 2018 and 2017, respectively, and $26,879 and $36,724 more than the minimum returns due to HPT for the six months ended June 30, 2018 and 2017, respectively. Certain of HPT's guarantees and its security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to HPT pursuant to the terms of the respective agreements. When HPT's guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  HPT had $16,593 and $14,682 of guarantee and security deposit replenishments for the three months ended June 30, 2018 and 2017, respectively, and $10,295 and $13,240 of guarantee and security deposit replenishments for the six months ended June 30, 2018 and 2017, respectively.

(2)
Rental income includes $3,144 and $3,113 in the three months ended June 30, 2018 and 2017, respectively, and $6,223 and $6,121 in the six months ended June 30, 2018 and 2017, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. General and administrative expense includes $17,750 and $37,370 of estimated business management incentive fee expense for the three and six months ended June 30, 2017, respectively. No business management incentive fee expense was recorded for the three and six months ended June 30, 2018.

(5)
Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of HPT's investments in The RMR Group Inc. and TA common shares to their fair value as of June 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

(6)	HPT recorded a loss of $160 on early extinguishment of debt in the three months ended June 30, 2018 in connection with the amendment of its revolving credit facility and term loan.

(7)
In February 2017, HPT redeemed all 11,600,000 of its outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and HPT reduced net income available to common shareholders in the three months ended March 31, 2017 by that excess amount.

(8)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT. HPT’s calculation of Normalized FFO available for common shareholders differs from Nareit’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and HPT excludes the excess of liquidation preference over carrying value of preferred shares redeemed, loss on early extinguishment of debt and unrealized gains and losses on equity securities. HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders and operating income. HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of HPT’s operating performance or as measures of HPT’s liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(9)
HPT calculates EBITDA and Adjusted EBITDA as shown above. HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income, net income available for common shareholders and operating income. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of operating performance or as measures of HPT’s liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(10)	Amounts represent the equity compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$1,673,113	$1,668,797
Buildings, improvements and equipment	7,899,636	7,758,862
Total real estate properties, gross	9,572,749	9,427,659
Accumulated depreciation	(2,909,488)	(2,784,478)
Total real estate properties, net	6,663,261	6,643,181
Cash and cash equivalents	16,549	24,139
Restricted cash	73,279	73,357
Due from related persons	84,786	78,513
Other assets, net	387,487	331,195
Total assets	$7,225,362	$7,150,385

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$122,000	$398,000
Unsecured term loan, net	396,994	399,086
Senior unsecured notes, net	3,594,256	3,203,962
Security deposits	131,071	126,078
Accounts payable and other liabilities	207,685	184,788
Due to related persons	12,687	83,049
Total liabilities	4,464,693	4,394,963

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,363,747 and 164,349,141 shares issued and outstanding, respectively	1,644	1,643
Additional paid in capital	4,542,706	4,542,307
Cumulative net income	3,567,068	3,310,017
Cumulative other comprehensive income (loss)	(281)	79,358
Cumulative preferred distributions	(343,412)	(343,412)
Cumulative common distributions	(5,007,056)	(4,834,491)
Total shareholders’ equity	2,760,669	2,755,422
Total liabilities and shareholders’ equity	$7,225,362	$7,150,385